UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

LONGVIEW ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	84-4618156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
767 Fifth Avenue, 44th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and a fraction of one redeemable warrant	New York Stock Exchange LLC

Class A common stock, par value $0.0001 per share	New York Stock Exchange LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-237960

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase shares of Class A common stock of Longview Acquisition Corp. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-237960), originally filed with the U.S. Securities and Exchange Commission on May 1, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended and are incorporated herein by reference:

Exhibit No.	Description
3.1
Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

3.2
Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

3.3	Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).
4.1
Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

4.2
Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

4.3
Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 (included in Exhibit 4.4) to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

10.1
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

10.2
Form of Registration Rights Agreement among the Registrant and certain security holders (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-237960), filed with the U.S. Securities and Exchange Commission on May 1, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 18, 2020

LONGVIEW ACQUISITION CORP.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Chief Financial Officer